UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2015

HOMELAND ENERGY SOLUTIONS, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-53202	20-3919356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2779 Highway 24, Lawler, Iowa	52154
	(Address of principal executive offices)	(Zip Code)

(563) 238-5555
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Since August 13, 2013, Homeland Energy Solutions, LLC (the "Company") has been involved in a breach of contract lawsuit with Steve Retterath.  The purpose of the lawsuit is to enforce the terms of the repurchase agreement Mr. Retterath executed on June 13, 2013. In the lawsuit, the Company is asking the Iowa state court to require Steve Retterath to perform his obligations under the repurchase agreement pursuant to its terms.  Jason and Annie Retterath joined as additional parties to the lawsuit in 2015.  The Company filed a motion for summary judgment requesting that the Court find in the Company's favor on its breach of contract action.  Steve Retterath along with Jason and Annie Retterath also filed motions for summary judgment seeking to invalidate the contract.  In a ruling the Company received on October 19, 2015, the Court ruled in the Company's favor, granting its motion for summary judgment and requiring Steve Retterath to perform his obligations under the contract.  The Court also denied Steve Retterath and Jason and Annie Retterath's motions for summary judgment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: October 23, 2015	/s/ David A. Finke
David A. Finke
Treasurer/Chief Financial Officer
(Principal Financial and Accounting Officer)